                                                                   Exhibit 10.27

                                                               EXECUTION VERSION



            SERIES V CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT



                                     AMONG



                             AEW PARTNERS II, L.P.,



                        HEALTH SCIENCE PROPERTIES, INC.,


                                      AND


                 HEALTH SCIENCE PROPERTIES HOLDING CORPORATION


                               SEPTEMBER 9, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
DEFINITIONS.................................................................   1

1.   SALE AND PURCHASE OF SHARES............................................   6
     1.1  Sale and Purchase of Shares.......................................   6
     1.2  Payment and Delivery of Shares....................................   6

2.   CLOSING................................................................   6

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARENT...........   7
     3.1  Corporate Existence and Power.....................................   7
     3.2  Corporate Authorization...........................................   7
     3.3  Governmental Authorization........................................   8
     3.4  Non-Contravention.................................................   8
     3.5  Capitalization....................................................   9
     3.6  Financial Statements..............................................   9
     3.7  No Material Adverse Matter........................................  10
     3.8  Litigation........................................................  10
     3.9  Compliance with Laws..............................................  10
     3.10 ERISA Plans.......................................................  11
     3.11 Property Related Matters..........................................  11
     3.12 Environmental Matters.............................................  15
     3.13 Contracts With Insiders...........................................  16
     3.14 Tax Matters.......................................................  16
     3.15 Investment Company................................................  16
     3.16 Qualification as a Real Estate Investment Trust and Real
          Estate Operating Company..........................................  16
     3.17 Subsidiaries......................................................  17
     3.18 Registration Rights...............................................  17
     3.19 Brokers...........................................................  17
     3.20 Board Resolution..................................................  17
     3.21 HSR...............................................................  17

4.   REPRESENTATIONS AND WARRANTIES OF AEW..................................  18
     4.1  Existence and Power...............................................  18
     4.2  Authorization.....................................................  18
     4.3  Governmental Authorization........................................  18
     4.4  Non-Contravention.................................................  18
     4.5  Purchase for Investment; Legend...................................  19
     4.6  Brokers...........................................................  20
     4.7  Source of Funds...................................................  21
     4.8  REIT Ownership....................................................  21

5.   COVENANTS OF THE COMPANY AND THE PARENT................................  21
     5.1  Qualification as a REIT and a Real Estate Operating
          Company...........................................................  21
     5.2  Other Offerings...................................................  22
     5.3  Use of Proceeds...................................................  22
     5.4  Reporting Requirements............................................  22
     5.5  Post-Closing Share Transfer Covenant..............................  24
     5.6  Series V Directors Compensation...................................  24

                               TABLE OF CONTENTS
                               -----------------
                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
     5.7  Payments to AEW...................................................  25
     5.8  Public Financing..................................................  25
     5.9  Stock of the Subsidiary...........................................  25
     5.10 Series V Preferred Stock..........................................  25
     5.11 Directors.........................................................  25

6.   COVENANTS OF AEW AND THE COMPANY.......................................  26
     6.1  Public Announcements..............................................  26
     6.2  Brokers or Finders................................................  26

7.   SECURITIES MATTERS.....................................................  26

8.   REGISTRATION RIGHTS....................................................  27
     8.1  Demand Registration...............................................  27
     8.2  Piggyback Registration............................................  30
     8.3  Expenses of Registration..........................................  32
     8.4  Availability of Rule 144..........................................  32
     8.5  Registration Procedures...........................................  32
     8.6  Information Furnished by Holder...................................  33
     8.7  Indemnification...................................................  33
     8.8  Transfer of Rights................................................  35
     8.9  Market Stand-off..................................................  35

9.   MISCELLANEOUS..........................................................  35
     9.1  Notices...........................................................  35
     9.2  Amendments; No Waivers............................................  36
     9.3  Fees and Expenses.................................................  37
     9.4  Successors and Assigns............................................  37
     9.5  Governing Law.....................................................  37
     9.6  Counterparts; Effectiveness.......................................  37
     9.7  Severability......................................................  37
     9.8  Specific Performance..............................................  38
     9.9  Survival of Representations and Warranties........................  38
     9.10 Bring-Down Certificate............................................  38
     9.11 Costs and Expenses of Litigation..................................  38
     9.12 Entire Agreement..................................................  38

          THIS SERIES V CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 9th day of September, 1996, among HEALTH SCIENCE PROPERTIES, INC., a Maryland corporation (the "Company"), HEALTH SCIENCE PROPERTIES HOLDING CORPORATION, a Maryland corporation (the "Parent"), and AEW PARTNERS II, L.P., a Delaware limited partnership ("AEW").

                                    RECITAL

          Upon the terms and subject to the conditions of this Agreement, (i) AEW desires to purchase from the Company, and the Company desires to sell to AEW, 27,500 newly issued shares of the Company's Series V Convertible Preferred Stock and (ii) the Company desires to grant to AEW an option (which may only be exercised upon the Company's request) to purchase from the Company up to an additional 22,500 shares of the Company's Series V Convertible Preferred Stock.

THE PARTIES AGREE AS FOLLOWS:

                                  DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings:

          "Additional Shares" shall mean the 11,500 shares of Series V Preferred
           -----------------
Stock to be acquired by AEW pursuant to Section 1.1(a) after the Initial
Closing.

          "Affiliate" shall mean with respect to any person, any other person
           ---------
controlling, controlled by or under direct or indirect common control with such person (for the purposes of this definition "control," when used with respect to any specified person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing). Notwithstanding the foregoing, a person shall not be deemed an Affiliate of the Company solely by reason of its ownership of the Shares.

          "Articles of Amendment" shall mean the Articles of Amendment and
           ---------------------
Restatement of the Company which, among other things, designates 50,000 shares of Preferred Stock as Series V Convertible Preferred Stock, in the form attached as Exhibit 3.2 hereto.
   -----------

          "Board of Directors" shall mean the Board of Directors of the Company
           ------------------
or any duly authorized committee thereof.

          "Business Day" shall mean any day, Monday through Friday, on which
           ------------
the NYSE is open for regular trading.

          "Closing Memorandum" shall mean the memorandum setting forth the
           ------------------
documents to be delivered by the parties at the Initial Closing in the form attached as Exhibit 1.2 hereto.
            -----------

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Common Stock" shall mean the Company's common stock, par value
           ------------
$.01 per share.

          "Disclosure Schedule" shall mean the Disclosure Schedule dated the
           -------------------
same date as this Agreement furnished by the Company to AEW and attached as
Exhibit 3 hereto.
---------

          "Environmental Claim" shall mean any claim, action, cause of action or
           -------------------
notice by any person or entity alleging (i) any liability or potential liability arising out of, based on or resulting from the presence or release into the environment of any Materials of Environmental Concern, (ii) responsibility or potential responsibility for the clean-up, removal, treatment or remediation of any Materials of Environmental Concern or (iii) a violation of Environmental Laws.

          "Encumbrances" shall mean liens, encumbrances, security interests,
           ------------
charges, adverse claims and other exceptions to title.

          "Environmental Laws" shall mean all Federal, state, and local laws and
           ------------------
regulations applicable to the Company and relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases of Materials of Environmental Concern, or otherwise relating to the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended, and the rules and regulations adopted under that statute.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, and the rules and regulations adopted under that statute.

          "GAAP" shall mean United States generally accepted accounting
           ----
principles in effect as of the date of this Agreement unless otherwise provided herein.

          "Holder" shall mean any holder of outstanding Registrable Securities
           ------
that have not been sold to the public, but only if such holder is AEW or an assignee or transferee of registration rights as permitted by Section 8.8.

          "Initial Closing" shall mean the first closing contemplated
           ---------------
  by Section 2.

          "Initiating Holders" shall mean holders of Registrable Securities that
           ------------------
have not been sold to the public who in the aggregate hold at least 50% of the number of Registrable Securities that have been issued.

          "Initial Shares" shall mean the 16,000 shares of the Series V
           --------------
Preferred Stock to be acquired by AEW at the Initial Closing.

          "Investment Rental Property" shall mean (a) real property owned by the
           --------------------------
Company or the Subsidiary that (i) will not be leased to the Company, the Parent, the Subsidiary or any Affiliate of the Company, the Parent or the Subsidiary except for the sole purpose of maintaining, managing or supervising the operation of the real property and (ii) will be held solely for rental or investment purposes and (b) assets incidental to the ownership of real property, including cash, prepaid taxes or insurance, rental receivables and the like.

          "Knowledge of the Company" or "known to the Company" shall mean
           ------------------------      --------------------
actually known by the executive officers of the Company or should reasonably be known by the executive officers of the Company, after diligent inquiry or investigation.

          "Leases" shall mean the real and material personal property leases
           ------
relating to the Properties.

          "Material Adverse Matter" or "Material Adverse Effect" shall mean one
           -----------------------      -----------------------
or more facts or events which individually or in the aggregate represent a material adverse effect on, or a material adverse change in, the consolidated assets, earnings, results of operation or financial condition of the Company; provided that for purposes of this Agreement any event or events which individually or in the aggregate would impose a liability of, impair the financial condition of the Company by, or require an amount to cure of, more than $500,000 shall be conclusively deemed to be material.

          "Materials of Environmental Concern" shall mean pollutants,
           ----------------------------------
contaminants, hazardous waste, hazardous substances, toxic substances, petroleum and petroleum products as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the regulations adopted by the United States Environmental Protection Agency under that statute or in any other environmental law.

          "Montgomery" shall mean Montgomery Securities.
           ----------

          "NYSE shall mean the New York Stock Exchange, Inc.
           ----

          "Offering Memorandum" shall mean the Company's Confidential Offering
           -------------------
Memorandum dated September 11, 1995.

          "Option" shall mean the right granted to AEW pursuant to Section
           ------
1.1(b) to acquire the Option Shares.

          "Option Plan" shall mean the Health Science Properties, Inc. Amended
           -----------
and Restated 1996 Stock Option Plan or any other employee stock option plan duly adopted by the Board of Directors with the two Series V Directors voting for adoption.

          "Option Shares" shall mean 22,500 shares of Series V Preferred Stock
           -------------
issuable pursuant to Section 1.1(b).

          "Option Term" shall mean the period commencing on the date hereof and
           -----------
ending on the earlier of (a) 18 months after the Initial Closing and (b) the Company's filing of a registration statement with the SEC for a Qualified IPO.

          "Outstanding Shares" on any date shall mean the sum of (i) all then
           ------------------
outstanding shares of Common Stock plus (ii) the shares of Common Stock that would be issued upon the conversion of all then outstanding Shares plus (iii) the shares of Common Stock that would be issued upon exercise of then outstanding options plus (iv) the shares of Common Stock that would be issued upon conversion of all other then outstanding convertible securities.

          "Permits" shall mean licenses, permits, orders and approvals of any
           -------
Federal, state or local regulatory body.

          "Permitted Exceptions" shall mean, with respect to the Properties, the
           --------------------
exceptions to title and survey matters approved by AEW and any immaterial Encumbrances.

          "Properties" shall mean the real property including all improvements
           ----------
and fixtures thereon set forth in Exhibit 3.11 hereto.
                                  ------------

          "Purchase Price" shall mean $1,000 per Share.
           --------------

          "Qualified IPO" shall mean an initial public offering of the Common
           -------------
Stock with final terms and price which satisfy the conversion and redemption conditions set forth in Article V, Section F(5) of the Articles of Amendment.

          "Realty Capital" shall mean Realty Capital International Corp.
           --------------

          "REIT" shall mean a real estate investment trust, as defined in
           ----
Section 856 of the Code.

          "Registrable Securities" shall mean (i) the shares of Common Stock
           ----------------------
issuable upon conversion of the Shares and (ii) any shares of Common Stock issued pursuant to stock splits, stock dividends and similar distributions with respect to the Shares, in each case only if such Shares are held by AEW or an assignee or transferee of registration rights as permitted by Section 8.8; provided that if any such security is freely tradeable by the holder thereof under Rule 144(k) under the Securities Act (or any successor provision), it shall no longer be deemed a Registrable Security.

          "Registration Expenses" shall mean all reasonable out-of-pocket
           ---------------------
expenses (other than Selling Expenses) actually incurred in complying with
Section 8.1 or Section 8.2 of this Agreement, including, without limitation, all required Federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for all of the selling shareholders.

          "Rent Roll" shall mean collectively the schedule of Leases, rental and
           ---------
other pertinent data with respect to the Leases relating to any Property provided to AEW by the Company and attached hereto as Exhibit 3.11.

          "SDAT" shall mean the State Department of Assessments and Taxation
           ----
of Maryland.

          "SEC" shall mean the United States Securities and Exchange Commission.
           ---

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and the rules and regulations adopted under that statute.

          "Selling Expenses" shall mean all underwriting discounts and selling
           ----------------
commissions and any transfer taxes resulting from sales by Holders applicable to the sale of Registrable Securities pursuant to Section 8 of this Agreement.

          "Series V Directors" shall mean the two directors nominated by the
           ------------------
holders of the Shares in accordance with the Articles of Amendment.

          "Series V Preferred Stock" shall mean the Company's Series V Preferred
           -----------------------
 Stock, par value $.01 per share.

          "Shares" shall mean Shares and the Option Shares.
           ------

          "Subsidiary" shall mean HSP-QRS Corp., a Maryland corporation.
           ----------

          "Substitute Securities" shall mean equity securities of the Company
           ---------------------
issued to other investors in accordance with Section 1.1(b) if AEW does not exercise all or any portion of the Option.

1.  SALE AND PURCHASE OF SHARES

    1.1   Sale and Purchase of Shares.
          ---------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, (i) upon execution and delivery of this Agreement, AEW shall purchase and accept, and the Company shall issue, sell and deliver to AEW, the Initial Shares, and (ii) on or before December 31, 1996, AEW shall purchase and accept, and the Company shall issue, sell and deliver to AEW, that number of Additional Shares from time to time as necessary in the Company's sole discretion to fund property acquisitions and debt repayment and support the Company's operations.

          (b) Upon the terms and subject to the conditions set forth in this Agreement, during the Option Term, AEW shall purchase and accept, and the Company shall issue, sell and deliver to AEW, that number of Option Shares requested from time to time by AEW; provided that the Company shall only be obligated to sell to AEW (i) upon each such request, that number of Option Shares deemed necessary by the Company in its sole discretion to fund property acquisitions and (ii) up to 22,500 Option Shares in the aggregate. Subject to the foregoing, the exercise of the Option shall be completely in the discretion of AEW; provided that AEW must exercise the Option within 30 Business Days after receipt of a request from the Company. If AEW elects not to exercise all or any portion of the Option, following any request by the Company, upon the terms and subject to the conditions of this Agreement, the Company may within twelve months after AEW elects not to exercise the Option issue to any third party Substitute Securities having an aggregate purchase price of up to (a) $22.5 million less (b) any amounts received by the Company upon exercise of the Option.

          1.2  Payment and Delivery of Shares.  Upon the terms and subject to
               ------------------------------
the conditions set forth in this Agreement, at each closing contemplated in this Agreement, (a) the Company shall deliver to AEW one or more share certificates, as AEW may request in writing to the Company at least three Business Days prior to such closing, registered in the name of AEW, representing the Shares being acquired at such closing, (b) AEW shall deliver to the Company the aggregate Purchase Price of the Shares being acquired by wire transfer of immediately available funds in accordance with the Company's instructions, given to AEW in writing at least three Business Days prior to the closing with respect to such Shares and (c) the parties shall deliver the other certificates and documents set forth in the Closing Memorandum in the case of the Initial Closing and thereafter such certificates and documents as reasonably requested.

2.  CLOSING

          Each closing of the sale and purchase of the Shares contemplated hereby shall take place at the offices of Heller Ehrman White & McAuliffe, 601 South Figueroa, Los Angeles,

California on such dates and at such times as shall be mutually agreed upon by the parties; provided, however, that the Initial Closing shall take place on the date hereof.

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARENT

          The Company and the Parent jointly and severally represent and warrant to AEW that, except as disclosed by the Company to AEW in the Disclosure Schedule or the Rent Roll:

          3.1  Corporate Existence and Power.  Each of the Company, the
               -----------------------------
Subsidiary and the Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and is in good standing with SDAT, and has all requisite corporate power to carry on its business as now conducted. The Company has heretofore delivered or made available to AEW true and complete copies of the Charter and Bylaws of the Company, the Parent and Subsidiary as in effect on the date hereof and the minute books of the Company, the Parent and Subsidiary. The minute books of the Company, the Parent and Subsidiary contain true and complete records of all meetings and consents in lieu of meeting of the respective Boards of Directors of the Company, the Parent and Subsidiary, and of the stockholders of the Company, the Parent and Subsidiary from October 27, 1994 (the date of inception of the Company) until the date of this Agreement.

          3.2  Corporate Authorization.  Each of the Company, the Subsidiary and
               -----------------------
the Parent has all requisite corporate power and all requisite corporate authority, to execute and deliver this Agreement, and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.
The execution, delivery and performance by the Company, the Subsidiary and the Parent of this Agreement and the consummation by the Company, the Subsidiary and the Parent of the transactions contemplated hereby have been duly authorized and approved by the respective boards of directors of the Company, the Subsidiary and the Parent, as well as by the Parent as the sole holder of Common Stock of the Company, and no further corporate action on the part of the Company, the Subsidiary or the Parent is necessary to authorize the execution, delivery and performance by the Company, the Subsidiary or the Parent of this Agreement or the consummation by the Company, the Subsidiary or the Parent of the transactions contemplated hereby.

          This Agreement has been duly executed and delivered by the Company, the Subsidiary and the Parent and, assuming the due execution and delivery by AEW, will constitute a valid and binding obligation of the Company, the Subsidiary and the Parent enforceable against the Company, the Subsidiary and the Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, equity of redemption, moratorium or similar laws now or hereafter in effect, affecting the enforcement of creditors' rights generally, general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and to the limitations imposed by applicable law or public policy on the enforceability of the indemnification and contribution provisions of Section 8. The Shares will, when issued and delivered in accordance with the terms hereof, be validly issued, fully paid and nonassessable and free of preemptive rights and shall have the rights, preferences and privileges set forth in the Articles of Amendment.

          3.3  Governmental Authorization.  The execution, delivery and
               --------------------------
performance by the Company, the Subsidiary and the Parent of this Agreement and the consummation by the Company, the Subsidiary and the Parent of the transactions contemplated hereby require no action by or in respect of, or filing by the Company, the Subsidiary or the Parent with, any United States Federal or state governmental body, agency, official or authority other than:
(i) compliance with any applicable U.S. Federal or state securities laws; (ii) filing of the Articles of Amendment with the SDAT; (iii) those that become applicable solely as a result of the specific regulatory status of AEW; and (iv) those the failure of which to make or obtain would not have a Material Adverse Effect.

          3.4  Non-Contravention.  The execution, delivery and performance by
               -----------------
the Company, the Subsidiary and the Parent of this Agreement and the consummation by the Company, the Subsidiary and the Parent of the transactions contemplated hereby do not (i) contravene or conflict with the Charter or Bylaws of the Company, the Parent or Subsidiary; (ii) violate, conflict with or result in the breach of any of the material terms of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a material default (by way of substitution, novation or otherwise) under, any material agreement to which the Company, the Parent or Subsidiary is a party or by which any of their assets or Properties may be bound (other than those for which consents have been obtained on or prior to the date hereof); (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Parent, Subsidiary, or the Company or upon their assets or Properties; (iv) violate in any material respect any statute, law or regulation of the United States or any of the several states thereof as such statute, law or regulation relates to the Parent, Subsidiary, or the Company or to their assets or Properties (subject to compliance with any laws, rules and regulation, and the making of filings, as set forth in Section 3.3 and, with respect to Federal securities laws, the continuing accuracy of AEW's representations and warranties as set forth in Section 4); or (v) result in the creation or imposition of any lien, encumbrance or security interest on any material assets or Properties of the Company, the Parent or Subsidiary, except for violations, breaches, modifications, termination rights, conflicts, defaults or liens, encumbrances or security interests which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          3.5  Capitalization.  As of the date hereof, the authorized shares of
               --------------
stock of the Company consist of 65,000 shares of Common Stock, 70,000 shares of Excess Stock, par value $.01 per share, and 65,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), consisting of (i) 14,625 shares of undesignated Preferred Stock, (ii) 125 shares of Series T Preferred Stock, (iii) 250 shares of Series U Preferred Stock and (iv) 50,000 shares of Series V Preferred Stock. As of the date hereof, there are outstanding (a) 1,000 shares of Common Stock, (b) 12 shares of Series T Preferred Stock and (c) 220 shares of Series U Preferred Stock. All outstanding shares of Common Stock, Series U and Series T Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights.

          Except as set forth in or contemplated by this Agreement (including, without limitation, this Section 3.5), as of the date hereof there are no outstanding (i) shares of stock or other securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of stock or other securities of the Company or (iii) options, rights, subscriptions, warrants, calls, unsatisfied preemptive rights, or agreements to acquire or otherwise receive from the Company, and no obligation, commitment or arrangement of the Company to issue, transfer or sell, any shares of stock or other securities of, or securities convertible into or exchangeable for shares of stock or other securities of the Company, in each case other than options issued or reserved for issuance under the Option Plans and shares of Common Stock issuable upon exercise thereof.

          As of the date hereof, the authorized shares of stock of Subsidiary consist of 1,000 shares of common stock, 1,000 of which will be outstanding immediately following the Initial Closing. Immediately following the Initial Closing, all outstanding shares of Subsidiary common stock will be duly authorized and validly issued and will be fully paid and nonassessable, free of preemptive rights and owned of record and beneficially by the Company. Immediately following the Initial Closing, there will be no other outstanding or authorized (i) securities of Subsidiary, (ii) options, rights, subscriptions, warrants, calls, unsatisfied preemptive rights or agreements to acquire or otherwise receive from Subsidiary, and no obligation, commitment or arrangement of Subsidiary to issue, transfer or sell, any shares of stock or other securities of, or securities convertible into or exchangeable for shares of stock or other securities of Subsidiary.

          3.6  Financial Statements.  The audited consolidated balance sheets of
               --------------------
the Parent as at December 31, 1995 and 1994 and the related audited consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal years then ended, together with the notes thereto certified by Ernst & Young LLP with respect to 1995 and Kenneth Leventhal & Co. with respect to 1994, independent certified public accountants, attached as Exhibit 3.6A hereto,
                                                      ------------
fairly present in all material respects, in
conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, the consolidated financial position of the Parent as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended. The unaudited balance sheet of the Company as at June 30, 1996 and related unaudited statement of operations for the quarter then ended, attached as Exhibit 3.6B hereto, fairly
                                                   ------------
present in all material respects the consolidated financial condition and consolidated results of operations of the Company as of and for the period then ended (subject to year-end adjustments consisting only of normal recurring accruals and the absence of notes required by GAAP) on an accrual basis and consistent with the principles applied during the fiscal years ended December 31, 1995 and 1994. The unaudited balance sheet of the Company as at June 30, 1996 sets forth all liabilities of the Company required by GAAP to be disclosed thereon (other than liabilities that would be set forth in notes thereto prepared in accordance with GAAP), and since June 30, 1996, the Company and Subsidiary have not incurred any material liabilities that would be required to be set forth thereon except (i) in the ordinary course of operations; (ii) pursuant to the Amended and Restated Loan Agreement with Paine Webber Incorporated, as amended, and (iii) in connection with the acquisition of real property. All liabilities incurred since June 30, 1996 in connection with the acquisition of real property are identified in the Disclosure Schedule.

          3.7  No Material Adverse Matter.  Since December 31, 1995, the Company
               --------------------------
has conducted its business in the ordinary course and there has not been any material adverse change in the financial condition or results of operations of the Company.

          3.8  Litigation.  As of the date hereof, there are no outstanding
               ----------
orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company, the Parent, or Subsidiary. As of the date hereof, there are no material actions, suits or claims or legal, administrative or arbitral proceedings of which the Parent, the Company, or Subsidiary has received actual notice, or, to the knowledge of the Company, any material investigations pending or threatened against or involving the Parent, the Company, or Subsidiary, or any of their assets, Properties or business.

          3.9  Compliance with Laws.  Neither the Parent, the Company, nor
               --------------------
Subsidiary is in material violation of, any material Federal, state or local law, statute, ordinance or regulation or any other requirement of any Federal, state or local governmental or regulatory body of competent jurisdiction applicable to the Parent, Subsidiary or the Company, any of its assets, Properties, or business. To the knowledge of the Company, the Company and Subsidiary have all material Permits required as of the date hereof for the conduct of the business of the Company as now conducted; and no proceeding is pending of which the Company has received notice or, to the knowledge of the Company, is threatened, to revoke or limit any Permit which revocations or limitations would constitute, individually or in the aggregate, a Material Adverse Matter.

          3.10  ERISA Plans.  All Company employee benefit plans are in
                -----------
compliance in all material respects with all applicable provisions of ERISA, and the Company is not subject to any liabilities based on past non-compliance. The Company has made or properly accounted for all contributions under each employee benefit plan that have accrued for all periods through the date hereof. The Company, Parent and Subsidiary have never been obligated to contribute to a multiemployer plan as defined in Section 3(37) of ERISA. Except for certain unfunded non-qualified arrangements for the benefit of certain executives of the Company which arrangements have been made available to AEW prior to the date hereof and are identified in the Disclosure Schedule, (i) the Company has not sponsored, maintained or contributed to any employee pension benefit plan as defined in Section 3(2) of ERISA and (ii) the Company does not maintain any employee welfare benefit plans as defined in Section 3(1) of ERISA providing for continued life or health benefits or coverage for any employee (or beneficiary thereof) after the employee's termination of employment, except as required by applicable law. Neither the Parent nor any other member of a controlled group (as defined in Section 4001(a)(14) of ERISA) of which the Parent is or has been a member is or has been a contributing employer to any employee pension benefit plan that is or has been subject to Title IV of ERISA.

          3.11  Property Related Matters.
                -----------------------

          (a) The Company (or, in the case of the property located at 1413 Research Boulevard, Rockville, Maryland, the Subsidiary) has good and marketable title to each Property, free and clear of all Encumbrances, except for (i) Encumbrances contained in (x) the Leases, or (y) contracts that require payments of $50,000 or less, or contracts that require payment in excess of $50,000 delivered to AEW, (ii) all matters disclosed in the preliminary title reports disclosed to AEW, (iii) all zoning and land use laws and all matters that an accurate survey or inspection of the Property would disclose and (iv) Permitted Exceptions.

          (b) A list of the Leases is set forth in the Rent Roll. Except for the Leases set forth in the Rent Roll and matters set forth in the preliminary title reports delivered to AEW, as of the date of this Agreement, to the knowledge of the Company, there are no other leases, licenses or other agreements pursuant to which a party has or would have the right of occupancy of a Property which would become an obligation of the Company (or, in the case of the property located at 1413 Research Boulevard, Rockville, Maryland, the Subsidiary) after the date hereof.

          Except as disclosed on the Rent Roll, with respect to each Lease:

               (i) the Lease has been duly and validly executed and delivered by the Company (or, in the case of the property located at 1413 Research Boulevard, Rockville, Maryland, the Subsidiary) or, to its knowledge, its predecessor in interest, as lessor, and, to the knowledge of the Company, each tenant;

               (ii) the Lease is in full force and effect, and constitutes the valid and binding legal obligation of the Company (or, in the case of the property located at 1413 Research Boulevard, Rockville, Maryland, the Subsidiary) and, to the knowledge of the Company, the respective tenant, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, equity of redemption, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

               (iii) to the knowledge of the Company, there has been no assignment or subletting of the tenant's interest under the Lease or release of any guarantor of the tenant's obligations;

               (iv) with respect to each Lease, the copy of such Lease delivered by the Company to AEW is true and accurate and is unmodified except as shown therein, and there are no other enforceable agreements, oral or written, between the parties to such Lease that in any manner vary the material obligations or rights of either party;

               (v) the Company has not received written notice that there is a material default by the Company (or, in the case of the property located at 1413 Research Boulevard, Rockville, Maryland, the Subsidiary) under the Lease (or event that with the giving of notice or the passage of time or both would constitute a material default on the part of the Company (or, in the case of the property located at 1413 Research Boulevard, Rockville, Maryland, the Subsidiary)), the Company (or, in the case of the property located at 1413 Research Boulevard, Rockville, Maryland, the Subsidiary) has not received or given written notice of any material default by the tenant under the Lease, and to the knowledge of the Company there is no event or condition that is, or would with notice or passage of time or both, become a material default by the tenant under such Lease;

               (vi) all contributions and obligations of tenants in respect of common area maintenance and/or any promotional association billed and presently due and payable by such tenants are not more than 30 days past due;

               (vii) all rent and additional rent presently due under the Lease are not more than 30 days past due;

               (viii) the Company (or, in the case of the property located at 1413 Research Boulevard, Rockville, Maryland, the Subsidiary) and, to the knowledge of the Company, its predecessors in title have not granted to any tenants a currently enforceable right of refusal to purchase, purchase option right or other right to purchase all or any portion of any Property;

               (ix) any security deposit held by or for the benefit of the Company (or, in the case of the property located at 1413 Research Boulevard, Rockville, Maryland, the Subsidiary) under the Lease and any brokerage commissions payable on or after the date hereof in connection with the Lease or any extension thereof are as set forth on the Rent Roll or the Disclosure Schedule, and

               (x) no rents under the Lease have been paid for more than 30 days in advance.

          (c) Except as disclosed in the Rent Roll or otherwise disclosed in writing to AEW, the Company has not received any written notice regarding any material dispute between the Company and any current tenant which remains unresolved, and, to the Company's knowledge, there is no reasonable contractual basis therefor.

          (d) To the knowledge of the Company, each Property is in compliance in all material respects with all applicable laws, ordinances, rules and regulations (including without limitation those relating to zoning) except where the failure to so comply would not individually or in the aggregate have a Material Adverse Effect. The Company has received no written notice that any government agency considers the construction of any Property or its operation or uses to not materially comply with any law, ordinance, regulation or order or that any investigation has been commenced and is continuing or is contemplated respecting any such possible failure of compliance. The Company has not received from any insurance company or Board of Fire Underwriters any written notice of any material defect or inadequacy in connection with any Property or its operation.

          (e) The Company has not received any written notice relating to a material default by the Company or any other party under any material agreement affecting a Property, and, to the knowledge of the Company, no event exists which, with the passage of time or the giving of notice or both, will become a material default hereunder on the part of the Company or any other party thereto. The Company is in compliance with the material terms and provisions of the covenants, conditions, restrictions, rights-of-way or easements affecting each Property, except where the failure to so comply would not have a Material Adverse Effect.

          (f) The Company has not received any written notice regarding any currently pending or proposed eminent domain or similar proceeding or private purchase in lieu of such a proceeding, which would adversely affect any Property in any material way whatsoever, and to the Company's knowledge, no such proceeding or purchase in lieu thereof is planned.

          (g) To the knowledge of the Company, all material building permits, certificates of occupancy, business licenses and all other material notices, licenses, permits, certificates and authority required to be obtained by the Company (or, in the case of the property located at 1413 Research Boulevard, Rockville, Maryland, the Subsidiary) (as opposed to by a tenant) in connection with the construction, use or occupancy of each Property and customarily issued by applicable governmental authorities on projects in the county in which the Property is located and on projects of a level of completion similar to that of the Property have been obtained and are in full force and effect and in good standing. To the knowledge of the Company, each Property is presently zoned for the buildings, business and parking included in the Property. To the knowledge of the Company, no conditions precedent or subsequent to any development agreement, variance, conditional use permit or similar waiver of applicable zoning laws relating to the construction of any of the Property remain unperformed. The Company has received no written notice regarding any currently pending or proposed material change in the zoning classification of a Property and, to the Company's knowledge, no such change is pending or threatened. The Company has not entered into any agreement with a governmental agency with respect to any Property. To the knowledge of the Company, no rights with respect to any other property, except as may be conveyed with the Property, are required to provide access to any Property, to meet parking requirements or to provide structural support to the Property.

          (h) All real and personal property taxes currently owing by the Company (or, in the case of the property located at 1413 Research Boulevard, Rockville, Maryland, the Subsidiary) relating to each Property, except those for the current tax year which are not yet delinquent (i.e., which are still payable without interest or penalty), have been paid in full. The Company has not received written notice of and, to the Company's knowledge, there is not (i) any pending, proposed or threatened increase in the assessed valuation of any Property (except for increases resulting from construction at the Property, increases due to a change of ownership and automatic periodic increases in real property taxes permitted under applicable law), or (ii) except as disclosed in the preliminary title reports, any assessment that has or may become a lien on the Property.

          (i) Each contract that requires aggregate annual payments by the Company or the Subsidiary in excess of $50,000 relating to any of the Properties is listed on the Disclosure Schedule.

          (j) To the knowledge of the Company, there are no material physical or structural defects in the improvements on any Property and the improvements and tangible personal property

(including without limitation plumbing equipment, HVAC, electric wiring and fixtures, gas distribution system, and water and sewage systems presently on or in any Property, but excluding those portions which are required to be maintained by tenants), are in good working order and condition, normal wear and tear excepted, except where the failure to be in such working order or condition individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (k) Except for bills and claims the Company is currently disputing that in the aggregate do not exceed $50,000, all bills and claims due and payable for labor performed and materials furnished to or for the benefit of any Property at the request of the Company or, to the Company's knowledge any other party, are not more than 30 days past due, and there are no material mechanic's, or materialmen's liens (whether or not perfected) on or affecting a Property, other than the bills, claims and unperfected mechanics liens in favor of the general contractor and any subcontractors thereof under the works of tenant improvement commenced on or after June 30, 1996.

          3.12  Environmental Matters.  With respect to the Properties and
                ---------------------
operations of the Company's business:

          (a) Except as set forth in the Disclosure Schedule and in the environmental reports identified on the Disclosure Schedule, copies of which have been delivered to AEW, to the Company's knowledge: (i) neither the Company, the Subsidiary nor any previous owner, tenant, occupant or user of any Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Materials of Environmental Concern (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Materials of Environmental Concern to, from or across the Property, except in all cases in material compliance with Environmental Laws; (ii) no Materials of Environmental Concern are presently deposited, stored, or otherwise located on, under, in or about any Property, except to the extent that such presence would not require reporting to any Environmental authority and is otherwise in material compliance with Environmental Laws; (iii) no Materials of Environmental Concern have migrated from any Property upon or beneath other properties; (iv) no Materials of Environmental Concern have migrated or threaten to migrate from other properties upon or beneath any Property; and (v) there are no underground storage tanks on any Property and no underground storage tanks have been removed from any Property. As used in Sections 3.12(a)(i) and 3.12(a)(ii), the term "knowledge of the Company" shall mean actually known by the executive officers of the Company or should reasonably be known by the executive officers of the Company, after inquiry or investigation of a nature customary for prudent institutional purchasers and owners of property leased for similar purposes

(including, without limitation, to the extent customary, inquiry and monitoring of tenant activities, permitting and reporting).

          (b) To the Company's knowledge, there is no Environmental Claim pending or threatened against the Company or the Subsidiary or relating to any of the Properties which, either individually or in the aggregate would constitute a Material Adverse Matter.

          3.13  Contracts With Insiders.  There are no executory agreements,
                -----------------------
obligations, understandings or other arrangements, direct or indirect, between the Company or Subsidiary and any director or executive officer of the Company, the Parent or Subsidiary.

          3.14  Tax Matters.  The Company has filed all Federal, state and other
                -----------
tax returns (including information reports) which are required to be filed and has paid all taxes which have become due and payable, except for the failure to file such returns (or reports) or pay such taxes as would not individually or in the aggregate have resulted in a material adverse effect on the financial condition or results of operation of the Company or taxes that are being contested in good faith and for which adequate reserves have been provided on the Financial Statements. None of such returns has been audited for any period, and the Company has not received written notice that any such returns will be audited for any period. The provision for taxes on the Parent's balance sheet for the year ended December 31, 1995 is sufficient in all material respects for the payment of all accrued and unpaid taxes with respect to the periods then ended. Taxes include all Federal, state, county, local or foreign taxes, charges or other assessments, including all net income, gross income, gross receipts, excise, alternative minimum, sale and use, property, transfer, capital stock, business and occupation, payroll and withholding taxes or charges imposed on the Company by any government or governmental entity, as well as penalties and interest on or additions to any taxes.

          3.15  Investment Company.  Neither the Parent, the Company nor
                ------------------
Subsidiary is required to be registered under the Investment Company Act of 1940, as amended.

          3.16  Qualification as a Real Estate Investment Trust and Real Estate
                ---------------------------------------------------------------
Operating Company.  At all times since January 1, 1996, based on the Company's
-----------------
current and anticipated status and operations, and assuming the completion of the transactions contemplated by this Agreement and the continuing accuracy of the representations of AEW in Section 4.8, the Company will satisfy all applicable organizational and operational requirements for qualification as a REIT under Section 856 through 860 of the Code and the related regulations for its 1996 taxable year, including the requirements relating to sources of income and nature of assets. The Company has no reason to believe that it will be unable to maintain such status in subsequent taxable years. The Company represents that, upon completion of the purchase provided for in this Agreement, no "qualified trust" (other than any such trusts owning interests directly or indirectly through AEW) will be treated as owning more than 10% by value of the interests in the Company within the meaning of Section 856(h)(3)(D)(ii)(II) of the Code. The Company is a "real estate operating company" within the meaning of United States Department of Labor ("DOL") Regulation Section 2510.3-101(e), 29 C.F.R. (S) 2510.3-101(e). To the knowledge of the Company, the Company's current status and anticipated operations will enable it to maintain its status as such a real estate operating company in future years, and the Company has no reason to believe that it will be unable to maintain such status in future years.

          3.17  Subsidiaries.  The Parent does not directly nor indirectly own
                ------------
any of the capital stock of, or any joint venture, partnership or other ownership interest in, any person except the Company and Subsidiary. The Parent owns all of the outstanding Common Stock of the Company. The Company does not directly or indirectly own any of the capital stock of, or any joint venture, partnership or other ownership interest in, any other person, except Subsidiary.

          3.18  Registration Rights.  Except as set forth in this Agreement, the
                -------------------
Company is not under any contractual obligation to register under the Securities Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

          3.19  Brokers.  The Company has not engaged, consented to or
                -------
authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement, other than Montgomery and Realty Capital. The Company has disclosed the terms and conditions of all agreements with Montgomery and Realty Capital regarding the issuance of the Shares and the transactions contemplated by this Agreement.

          3.20  Board Resolution.  Prior to the date hereof, the Board of
                ----------------
Directors has adopted an irrevocable resolution exempting from the terms of
Section 3-602 of the Maryland General Corporation Law any business combination between AEW (or any Affiliate or permitted transferee of AEW) and the Company and any transaction contemplated by or resulting from the exercise of any redemption right of the Shares which may constitute a business combination.

          3.21  HSR.  The properties owned by the Company and the Subsidiary are
                ---
used and will continue to be used as Investment Rental Property. The Company and the Subsidiary will play no active role in the business or businesses conducted on the properties. The assets owned by the Company and all entities controlled by the Company, including the Subsidiary, constitute Investment Rental Property with the exception of assets with an aggregate fair market value of less than $15 million.

4.   REPRESENTATIONS AND WARRANTIES OF AEW

     AEW represents and warrants to the Company that:

     4.1  Existence and Power.  AEW is a limited partnership duly organized,
          -------------------
validly existing and in good standing under the laws of the State of Delaware and has all requisite powers required to carry on its business as now conducted.

     4.2  Authorization.  AEW has all requisite power and authority to
          -------------
execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by AEW of this Agreement and the consummation by AEW of the transactions contemplated hereby have been duly authorized, and no other action on the part of AEW will be necessary to authorize the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by AEW and constitutes a valid and binding obligation of AEW enforceable against AEW in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, equity of redemption, moratorium or similar laws now or hereafter in effect, affecting the enforcement of creditors' rights generally, general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and the limitations imposed by applicable law or public policy on the enforceability of the indemnification and contribution provisions of Section 8.

     4.3  Governmental Authorization.  The execution, delivery and performance
          --------------------------
by AEW of this Agreement and the consummation by AEW of the transactions contemplated hereby require no action by or in respect of, or filing by the Company with, any United States Federal or state governmental body, agency, official or authority other than compliance with any applicable Federal or state securities laws.

     4.4  Non-Contravention.  The execution, delivery and performance by AEW of
          -----------------
this Agreement and the consummation by AEW of the transactions contemplated hereby do not and will not (i) contravene or conflict with its Certificate of Limited Partnership; (ii) violate, conflict with or result in the breach of any of the terms of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (by way of substitutions, novation or otherwise) under, any contract or other agreement to which AEW is a party or by or to which it or any of its assets or properties may be bound or affected; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, AEW or upon the assets or properties of AEW; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to AEW or to the properties or business of AEW or (v) result in the creation or imposition of any lien on any asset of AEW, except for violations, breaches, modifications, termination rights, conflicts, defaults or liens, encumbrances or security interests which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the ability of AEW to consummate the transactions contemplated hereby.

     4.5  Purchase for Investment; Legend.
          -------------------------------

          AEW hereby:

          (a) acknowledges that AEW has been advised that the Shares have not been registered under the Securities Act or under any state securities laws and the Company will rely upon AEW's representations in this Section 4.5 to establish an exception from the registration requirements of the Securities Act and any applicable state securities laws. AEW understands and acknowledges that, as a result, it will not be permitted to sell, transfer or assign any of the Shares acquired hereunder until such Shares are registered or an exemption from the registration and prospectus delivery requirements of the Securities Act is available. AEW acknowledges that there is no assurance that such an exemption from registration will ever be available or that the Shares will ever be able to be sold;

          (b) represents and warrants that, except for any transfers to an AEW Affiliate by AEW of Shares or the right to purchase Shares, in either case in compliance with all applicable securities laws and the terms and conditions of this Agreement (in which event such AEW Affiliate shall submit an officer's certificate to the Company, in form and substance reasonably satisfactory to the Company containing representations contained in this Section 4), the Shares are being purchased by AEW with its own funds for its own account, and not as a nominee or agent for any other person, for investment and not with a view to, or for resale in connection with, a public offering or distribution thereof in any transaction that would be in violation of the securities laws of the United States, and it has no present intention of selling, granting participations in, or otherwise distributing any of the Shares. It does not have any contract, undertaking, agreement or arrangement with any person, firm or corporation to sell, transfer or grant participations to such person, firm or corporations with respect to any Shares;

          (c) represents and warrants that AEW was not formed or capitalized for the purpose of investing in the Shares and each general and limited partner of AEW is an "accredited investor" as that term is defined in Regulation D under the Securities Act; and that AEW does not require the assistance of an investment advisor or other purchaser representative to participate in the transactions contemplated by this Agreement; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company; and has the ability to bear the economic risks of its investment for an indefinite period of time;

          (d) represents and warrants that it has had the opportunity to discuss the Company's business, management and financial affairs with the Company's management and to obtain all information which it believes necessary to an informed decision to purchase the Shares and has not relied upon the Offering Memorandum;

          (e) agrees that the Shares will not be sold or otherwise disposed of except in compliance with the registration requirements of, or unless an exemption from registration is available under, the Securities Act and any other applicable securities laws and unless (A) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (B) it shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and content to the Company to the effect that (x) such disposition will not require registration of such Shares under the Securities Act or compliance with applicable state securities laws or (y) that an exemption from the registration requirements of the Securities Act is available and that all appropriate action necessary for compliance therewith and with the applicable state securities laws has been taken or (C) the Company shall have waived, expressly and in writing, its rights under clauses (A) and (B) of this subsection;

          (f) consents that stop transfer instructions in respect of the Shares may be issued to any transfer agent, registrar or other agent at any time acting for the Company;

          (g) agrees that the Shares may not be pledged, hypothecated, sold or transferred in the absence of an effective registration statement covering the Shares under the Securities Act or an exemption from the registration requirements of the Securities Act and consents that the certificate or certificates representing the Shares will bear (i) a legend in substantially the form set forth in the Articles of Amendment, (ii) the legends required by
Section 2-211 of the Maryland General Corporation Law, and (iii) a legend in substantially the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE SECURITIES ACT OF ANY STATE, BUT HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTION FROM REGISTRATION CONTAINED IN SUCH ACTS. THE SHARES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACTS OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     4.6  Brokers.  AEW has not engaged, consented to or authorized any broker,
          -------
finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     4.7  Source of Funds.  The funds being used by AEW to purchase the Shares
          ---------------
hereunder do not constitute the assets of (i) an employee benefit plan (as defined in section 3(3) of ERISA), whether or not it is subject to Title I of ERISA; (ii) a plan described in section 4975 of the Code; (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity; or (iv) an entity that otherwise constitutes a "benefit plan investor" within the meaning of DOL Regulation Section 2510.3-101(f)(2), 29 C.F.R. (S) 2510.3-101(f)(2).

     4.8  REIT Ownership.  AEW represents that: (a) it is a partnership
          --------------
currently comprised of one general partner and eight limited partners, (b) the general partner is AEW II, L.P., a limited partnership, the sole general partner of which is Partners II Holdings, L.P. (the interests in which are held, directly and indirectly, by Aldrich, Eastman & Waltch, L.P. and certain of its officers and employees) and the sole limited partner of which is a corporation wholly owned by the endowment fund of a major private university, (c) two limited partners are retirement trusts created for the benefit of certain employees of certain states, (d) six limited partners are separate pension trusts created for the benefit of employees of six different Fortune 200 companies, and (e) an additional limited partner that is also a pension trust created for the benefit of employees of another Fortune 200 company is expected to join the partnership in the near future. Based on the foregoing and its general knowledge of its partners, AEW believes: (a) that the actuarial interests of the beneficiaries of these retirement plan and pension trust partners are held by large numbers of unrelated employees, so that no particular employee would be treated as owning a significant portion of any investment owned by those partners, and (b) for purposes of the stock ownership rules of
Section 856(h) of the Code, AEW is a partnership and no partner of AEW (other than a partner that is a pension plan created for the benefit of employees of a Fortune 200 company as referenced above) would be treated as owning, directly or indirectly through attribution or otherwise, more than a 9.9% interest in AEW. In addition, AEW represents that AEW is not the actual owner of a 10% or more interest in a tenant of the Company. AEW also believes, based on the character of its partners and the list of the Company's tenants, that AEW would not be considered the constructive owner of a 10% or more interest in a tenant of the Company for purposes of Section 856(d)(2)(B) and (d)(5) of the Code. The Company, without representation to AEW, is making further inquiry of its material tenants with respect to the issue of 10% ownership.

5.   COVENANTS OF THE COMPANY AND THE PARENT

     5.1  Qualification as a REIT and a Real Estate Operating Company.  The
          -----------------------------------------------------------
Company shall at all times use its reasonable best efforts to meet the requirements to qualify as a REIT under the Code and as a "real estate operating company" within the meaning of DOL Regulation Section 2510.3-101(e), 29 C.F.R. (S) 2510.3-101(e) unless and until the Board of
Directors shall determine that it is not in the best interest of the Company and its stockholders, including AEW, to continue to meet such requirements. At the reasonable request of AEW, the Company shall certify in writing to AEW whether or not the Company believes that it has satisfied, and shall continue to satisfy, such requirements for any year. Unless the Company first receives the written consent of AEW (which consent will not be unreasonably withheld), during the period that any "qualified trust" that is a partner of AEW is treated as owning more than 10% by value of the interests in the Company within the meaning of Code Section 856(h)(3)(D)(ii)(II), the Company will take all reasonable actions to prevent issuance of shares of capital stock (or options to acquire or rights to convert into such stock) to a "qualified trust" (whether those shares would be held directly or indirectly by attribution or otherwise) if that issuance would create a substantial risk that the Company would be treated as a "pension held REIT" as defined in Section 856(h)(3)(D) of the Code. The Company agrees that, for purposes of Article VI.A.6 of its Charter, it will only request such additional information from AEW regarding its partners or their beneficial owners (other than information consistent with the representations set forth in Section 4.8 of this Agreement) that is reasonably necessary to comply with the Code, applicable Treasury Regulations or the requirements of a governmental authority.

     5.2  Other Offerings.  Neither the Parent, the Company nor any person
          ---------------
acting on behalf of the Company has made or will make any public or private offer of the Shares or similar securities or warrants or options to purchase shares of its Common Stock or similar securities (other than an initial public offering) which, if the Shares and such other securities were being issued in one or more private placements, would likely be integrated under Rule 502 of the Securities Act with the offer of the Shares to AEW.

     5.3  Use of Proceeds.  The Company shall use the net proceeds of the sale
          ---------------
of the Shares as set forth on Exhibit 5.3 hereto.
                              -----------

     5.4  Reporting Requirements.  After the date hereof, the Company will
          ----------------------
distribute to the Series V Directors and all other members of its Board of Directors who so request for so long as the shares of Common Stock issued or issuable upon conversion of the Shares held by AEW or its assignee, individually or in the aggregate, represent at least 15% of the Outstanding Shares:

          (a)  Company Business Plan.  On or before October 31st of each year
               ---------------------
during the term hereof for the calendar year beginning on the next following January 1st, the Company shall prepare a proposed business plan for the Company. Such business plan, or any modified version thereof, shall be referred to as the "Company Business Plan." The Company Business Plan shall set forth, in reasonable detail, the overall strategic plan for acquiring, managing, financing, servicing and disposing of Company and Subsidiary assets; provided, however, that (i) the Company Business Plan shall not be required following a Qualified IPO, and (ii) the Company shall have no liability for the accuracy or completeness of the contents of the Company Business Plan or for the Company's actual performance, if different.

          (b)  Annual Budgets.  As part of each Company Business Plan, the
               --------------
Company shall prepare budgets for the Company as a whole and each Property, projecting all revenues expected to be received and projecting all costs and expenses expected to be incurred during the following calendar year, explaining in reasonable detail any contracts, assumptions used in projecting real estate taxes, insurance and general and administrative costs and proposed capital expenditures for each Property and, commencing in the budget delivered for 1997, a comparison of projected revenues and expenses against prior year actual (including an explanation of significant changes).

          (c)  Monthly Reports.  The Company shall prepare for each Property and
               ---------------
the entire portfolio (except for the balance sheet and cash flow statements referred to in clause (i) below, which will not be prepared for each Property, but only for the entire portfolio) on a consolidated basis, within 30 days after the end of each calendar month, a monthly report ("Monthly Statement"), which will include the following:

               (i) A balance sheet as of month end, prepared on an accrual basis, showing current month and prior month balances with the change from prior month, an accrual basis statement of income and expense and a cash flow statement reconciling from net income to net cash flow on a monthly and year-to-date basis. All expenses shall be included in such statements, regardless of the source of payment;

              (ii) An aged accounts receivable listing and allowance for doubtful accounts;

             (iii) A current rent roll in the form and containing the information delivered to AEW pursuant to Section 3.11(b) (including vacancies, lease expirations and security deposits);

              (iv) A budget versus actual variance report for the Properties for the then current month and cumulatively year-to-date, showing variances from the Budgets and explanations of material variations.

          (d)  Quarterly Reports.  In connection with delivery of the Monthly
               -----------------
Statements for the last month of each calendar quarter and at year end, the Company shall also furnish (to the extent not included within the Monthly Statements): a report on the status of any proposal or offers to purchase or sell any real property; and a status report on all capital improvements, including analysis of expenditures to date, costs to complete and expected completion date.

          (e)  Annual Reports.  Within 90 days after the end of each calendar
               --------------
year, annual audited consolidated financial statements certified by the Parent's chief financial officer for such (full or partial) calendar year accurately reflecting the financial condition and the results of operation of the Parent.

          (f)  Securities Filings.  At such time as the Company becomes subject
               ------------------
to the reporting requirements of the Exchange Act, the Company shall (i) provide to AEW, within five days following filing in accordance with the Exchange Act, any and all reports, disclosure materials, registration statements, financial information, applications or other documents filed with the SEC or any securities exchange and (ii) no longer be required to furnish the annual and quarterly reports described above.

          (g)  Confidentiality.  AEW shall maintain as confidential all
               ---------------
information delivered to it pursuant to this Section 5.4 for a period of three years after receipt or until it no longer owns any Shares, whichever is later, except such information that (i) rightfully was or is in the possession of AEW or any of its directors, officers, employees, agents or advisors ("Representatives") at the time of disclosure by the Company or becomes available to AEW or any of its Representatives on a non-confidential basis from a source not bound by a confidentiality agreement with the Company or (ii) is or becomes available to the public other than as a result of any disclosure by AEW or its Representatives or any other party to the knowledge of AEW bound by a confidentiality agreement with the Company, or (iii) is approved for release by the Company.

     5.5  Post-Closing Share Transfer Covenant.  After the Initial Closing, AEW
          ------------------------------------
shall not transfer, directly or indirectly, all or any portion of the Shares (or the Common Stock into which the Shares are convertible), to any person if such transfer would result in 50% in value of the stock of the Company being owned, directly or indirectly, by five or fewer individuals as determined under section 856(h) of the Code, unless such transfer is approved in writing by the Company in its sole and absolute discretion.

     5.6  Series V Directors Compensation.  The Company shall provide the Series
          -------------------------------
V Directors with the same compensation (including, without limitation, equity incentives, meeting fees and expense reimbursement) as is generally provided to other non-management directors of the Company in their capacity as such from and after the date hereof (other than with respect to the issuances of substitute stock options in exchange for options granted under the Parent's non-employee director plan on or prior to the date hereof).

     5.7  Payments to AEW.  The Company hereby covenants that all payments
          ---------------
required to be made by the Company to AEW in connection with its ownership of the Shares including, without limitation, all redemption payments, liquidation payments or dividend payments, shall be made by wire transfer pursuant to the instructions provided to the Company by AEW from time to time (but in no event later than three Business Days prior to such payment) and, if no instructions are given, by check.

     5.8  Public Financing.  The Company and the Parent acknowledge that it is
          ----------------
the intention of such parties to publicly finance the Company or its successor by merger if, in the sole discretion of the Parent and the Company (subject to the rights of the holders of Series V Preferred Stock), conditions permit in the future. The Parent and the Company agree that neither the Parent nor Subsidiary will directly or indirectly undertake any public financing until completion of an initial public offering of equity securities by the Company or its successor by merger.

     5.9  Stock of the Subsidiary.  The Company will take such actions
          -----------------------
reasonably necessary to cause the Subsidiary not to issue or sell (other than to the Company) any shares of its stock or options, warrants or rights to purchase stock (other than to the Company). The Company agrees that it shall not sell, transfer, pledge, encumber or otherwise grant any interest in the stock it holds in the Subsidiary, other than the pledge and encumbrance as required by the Amended and Restated Loan Agreement (as amended) between the Subsidiary and PaineWebber Incorporated and the documents contemplated thereby or the pledge and encumbrance in connection with any other debt financing of the Company or the Subsidiary.

     5.10 Series V Preferred Stock.  The Company shall not sell any shares of
          ------------------------
Series V Preferred Stock other than as contemplated by this Agreement.

     5.11 Directors.  The Company hereby agrees that the rights and obligations
          ---------
regarding the election of directors set forth in Article V, Section F(11) of the Articles of Amendment are contractual obligations of the Company, and the Company shall cause the nominees of AEW and any other AEW Affiliate that is a transferee of such rights to be elected to the Board of Directors in accordance with those provisions so long as AEW and any such AEW Affiliate hold shares of capital stock of the Company sufficient to elect directors in accordance with such provisions.

     5.12 Approval Rights.  The parties acknowledge that the holders of Series V
          ---------------
Preferred Stock or the Board of Directors, as the case may be, have certain approval rights pursuant to Article V, Section F(8) of the Articles of Amendment. The Company hereby agrees that, subject to the exceptions contained therein, the holders of a majority of the shares of Common Stock issued and issuable upon conversion of the Series V Preferred Stock or the Board of Directors, as the case may be, shall have the right to approve the actions referred to in Article V, Section F(8) of the

Articles of Amendment until the earlier to occur of (i) the Company having an IPO (as defined in the Articles of Amendment) in which the Company issues primary shares of Common Stock with an aggregate offering price of $100 million or more of new equity or (ii) at any time prior to or following conversion into Common Stock, the holders of Common Stock issued or issuable upon conversion of the Series V Preferred Stock owning less than 15% of the total equity stock of the Company assuming a conversion of Series V Preferred Stock in accordance with
Article V, Section F(4) of the Articles of Amendment. Notwithstanding the above, the requests to obtain prior approval of certain actions and unless otherwise required by law, no approval shall be required if the Board of Directors determines in good faith that such action must be taken to establish or maintain the Company's qualification as a REIT.

6.   COVENANTS OF AEW AND THE COMPANY

     6.1  Public Announcements.  The parties will consult with each other before
          --------------------
issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation unless required by law or a party has not responded to reasonable efforts to effect such consultation.

     6.2  Brokers or Finders.  Each of the Company and AEW respectively agrees
          ------------------
to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any broker's, finder's or similar fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates in connection with this Agreement, or any of the transactions contemplated hereby or thereby. The Company shall pay and indemnify and hold AEW harmless from all amounts due (a) Montgomery in connection with the Agreement between the Company and Montgomery dated as of May 5, 1995, as amended, and (b) Realty Capital in connection with the Agreement between the Company and Realty Capital dated as of April 12, 1995.

7.   SECURITIES MATTERS

     From and after the time that the Company becomes subject to the reporting requirements of the Exchange Act, with a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the shares of Common Stock issuable upon conversion of the Shares to the public without registration, the Company agrees to use its reasonable best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act;

          (c) Furnish to AEW, within a reasonable amount of time upon written request, a written statement by the Company as to its compliance with the public information requirements of Rule 144 of the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as AEW may reasonably require to allow AEW to sell any such securities without registration.

8.   REGISTRATION RIGHTS

     8.1  Demand Registration.
          -------------------

          8.1.1   Request for Registration; Registration on Form S-3.  If the
                  --------------------------------------------------
Company shall receive from Initiating Holders, at any time after the consummation of a public offering of equity securities of the Company and the expiration of any lock-up period affecting Registrable Securities in connection with any public offering of the Common Stock, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities for an offering of a minimum of 250 shares of Common Stock (as adjusted for stock splits and similar events), the Company shall (i) promptly give written notice of the proposed registration to all other Holders and shall
(ii) as soon as practicable, use its reasonable best efforts to effect registration of the Registrable Securities specified in such request, together with any Registrable Securities of any Holder joining in such request as are specified in a written request given within 20 days after written notice from the Company. The Company shall not be obligated to take any action to effect any such registration pursuant to this Section 8.1.1 (i) after the Company has effected five such registrations pursuant to this Section 8.1.1 and such registrations have been declared effective or (ii) more often than once in any 12-month period. Notwithstanding the above registration requirements, if the Company qualifies for the use of Form S-3 or any comparable or successor form of the SEC, the Holders of Registrable Securities shall have the right at any time after the consummation of an initial public offering prior to the seventh anniversary of the Initial Closing date to a shelf registration of Registrable Securities on Form S-3; provided the registration relates to at least a minimum of 250 shares of Common Stock (as adjusted for stock splits and similar events). Such requests shall be in writing and shall state the number of shares of Registrable Securities to be registered.

          8.1.2   Right of Deferral or Suspension of Registration.  If the
                  -----------------------------------------------
Company shall furnish to all such Holders who joined in the request a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors, such registration would materially interfere with or materially adversely affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, the Company shall have the right to defer the filing of a Registration Statement with respect to such offering (or suspend the use of a Registration Statement) for a reasonable period (not to exceed 180 days) after delivery of such certificate to such Holders (or after delivery of a notice of suspension by the Company). If, after a registration statement becomes effective, the Company advises the Holders of Registrable Securities that the Company considers it appropriate for the registration statement to be supplemented or amended, the Holders of such Registrable Securities shall suspend any further sales of their Registrable Securities until the Company advises them that the registration statement has been supplemented or amended; provided, that the Company shall use all reasonable effort to effect such amendment or supplement as soon as practicable; provided further that the Company may postpone such amendment or supplement for a reasonable period (not to exceed 90 days) if in the good faith judgment of the Board of Directors, such registration would materially interfere with or materially adversely affect the negotiation or completion of any transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction).

          8.1.3   Underwriting in Demand Registration.
                  -----------------------------------

               8.1.3.1   Notice of Underwriting.  If the Initiating Holders
                         ----------------------
intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 8.1, and the Company shall include such information in the written notice referred to in Section 8.1.1. The right of any Holder to registration pursuant to Section 8.1 shall be conditioned upon such Holder's agreement to execute such documents customary for underwritten offerings, to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting.

               8.1.3.2   Inclusion Of Other Holders In Demand Registration.  If
                         -------------------------------------------------
the Company, officers or directors of the Company holding Common Stock other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion in such registration, the Initiating Holders shall, subject to Section 8.1.3.4 below, offer to any or all of the Company, such officers or directors, and such holders of securities other than Registrable Securities that such securities other than Registrable Securities be included in the underwriting and may condition such offer on the acceptance by such persons of the terms of this Section 8.1.

               8.1.3.3   Selection of Underwriter In Demand Registration.  If
                         -----------------------------------------------
the Initiating Holders intend to distribute the

Registrable Securities covered by their request by means of an underwriting, the Company shall (together with all holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement containing customary terms and conditions with the representative of the underwriter or underwriters ("Underwriters' Representative") selected for such underwriting by AEW; provided that any such underwriter will be nationally recognized as a qualified underwriter of real estate securities and reasonably acceptable to the Company. The Company shall not have any obligation to provide an underwriter for any registration hereunder.

               8.1.3.4   Marketing Limitation in Demand Registration.  If the
                         -------------------------------------------
Underwriters' Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be registered, the general condition of the market, or the status of the persons proposing to sell securities pursuant to the registration) require a limitation of the number of shares to be underwritten, then (i) first the Common Stock other than Registrable Securities held by officers or directors of the Company, (ii) next any other Common Stock other than Registrable Securities, and (iii) last the Common Stock requested to be registered by the Company, shall be excluded from such registration to the extent required by such limitation. If a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such registration held by such Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section
8.1.3.4 shall be included in such Registration Statement.

          8.1.4   Right of Withdrawal in Demand Registration.  If any Holder of
                  ------------------------------------------
Registrable Securities, or a holder of other securities entitled (upon request) to be included in such registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders delivered at least seven Business Days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement. If the Holders decide to withdraw a demand after commencement by the Company of preparation of a Registration Statement, the Holders shall (a) pay the Registration Expenses incurred in connection with such Registration Statement and (b) reduce by one the total number of demand registrations available pursuant to Section 8.1.1; provided, however, that if such withdrawal results within ten Business Days of the discovery by the Holders of a Material Adverse Matter with respect to the condition, business or prospects of the Company that could reasonably be expected to impair the value of the Registrable Securities or the ability to consummate the proposed offering and that was not known to the Holders at the time of request, then the Holders shall not be required to pay such Registration Expenses and shall not have the number of registration statements they can demand reduced.

          8.1.5   Blue Sky in Demand Registration.  In any registration pursuant
                  -------------------------------
to Section 8.1, the Company will exercise its reasonable best efforts to register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdictions or to pay any tax in any jurisdiction where it is not then so subject and (ii) notwithstanding anything in this Agreement to the contrary, if any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

     8.2  Piggyback Registration.
          ----------------------

          8.2.1   Notice of Piggyback Registration and Inclusion of Registrable
                  -------------------------------------------------------------
Securities.  Upon the terms and subject to the conditions set forth in this
----------
Agreement, if the Company decides to Register the sale for cash (other than in a Qualified IPO) of any of its shares of Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) on a form (other than Form S-8 or Form S-4 or any comparable or successor forms of the SEC) that would be suitable for a registration involving solely Registrable Securities, the Company will: (i) promptly give each Holder who holds at least 100 Registrable Securities (as adjusted for stock splits and similar events) written notice thereof (which shall include a list of the jurisdictions in which the Company intends at such time to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) subject to Section 8.2.2.2 hereof, include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within 15 Business Days after delivery of such written notice from the Company by any Holder so long as not less than 250 Registrable Securities (as adjusted for stock splits and similar events) are requested to be included; provided that the Company will not be required to include any Registrable Securities in a Qualified IPO.

          8.2.2   Underwriting in Piggyback Registration.
                  --------------------------------------

               8.2.2.1   Notice of Underwriting in Piggyback Registration.  If
                         ------------------------------------------------
the registration of which the Company gives notice is for a public offering (other than a Qualified IPO) involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section
8.2.1. In such event the right of any Holder to participate in such registration shall be conditioned upon such Holder's entry into an underwriting agreement in customary form with the Underwriters' Representative for such offering. The underwriters for an offering pursuant to this Section 8.2 shall be selected by the Company provided that such underwriter will be nationally recognized as a qualified underwriter of real estate securities.

               8.2.2.2   Marketing Limitation in Piggyback Registration.  In the
                         ----------------------------------------------
event the Underwriters' Representative advises the Holders seeking registration of Registrable Securities pursuant to this Section 8.2 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be registered, the general condition of the market, or the status of the persons proposing to sell securities pursuant to the registration) require a limitation of the number of shares to be underwritten, the Underwriters' Representative may limit the number of shares of Registrable Securities to be included by the Holders in such registration and underwriting.

               8.2.2.3   Allocation of Shares in Piggyback Registration.  In the
                         ----------------------------------------------
event that the Underwriters' Representative limits the number of shares of Registrable Securities to be included in a registration pursuant to Section 8.2.2.2, the number of shares of Registrable Securities to be included in such registration shall be allocated (subject to Section 8.2.2.2) as follows: among all Holders of Registrable Securities requesting to include shares in such registration, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such registration held by such Holders. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 8.2.2.3 or Section 8.2.2.2 shall be included in such Registration Statement.

               8.2.2.4   Withdrawal in Piggyback Registration.  If any Holder,
                         ------------------------------------
or a holder of other securities entitled (upon request) to be included in such registration, disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven Business Days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          8.2.3   Blue Sky in Piggyback Registration.  In the event of any
                  ----------------------------------
registration of Registrable Securities pursuant to Section 8.2, the Company will exercise its reasonable best efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or subject the Company to any tax in any such jurisdiction where it is not then so subject and (ii) notwithstanding anything in this Agreement to the contrary, if any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, such expenses shall be payable pro rata by the selling shareholders.

     8.3  Expenses of Registration.  Except as set forth in Section 8.1.4, all
          ------------------------
Registration Expenses incurred in connection with all registrations pursuant to
Section 8.1 and 8.2 shall be borne by the Company. All Selling Expenses shall be borne by the holders of the securities registered pro rata on the basis of the number of shares registered.

     8.4  Availability of Rule 144.  Notwithstanding anything contained herein
          ------------------------
to the contrary, the registration rights set forth in Sections 8.1 or 8.2 shall not be available to any Registrable Securities that are freely transferable pursuant to Rule 144(k) of the SEC under the Securities Act.

     8.5  Registration Procedures.  The Company will keep each Holder whose
          -----------------------
Registrable Securities are included in any registration pursuant to this Section 8 reasonably advised as to the initiation and completion of such registration. The Company will: (a) use its reasonable best efforts to keep such registration effective for a period of 90 days or until the Holder or Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; provided that to the extent the Company has exercised its rights pursuant to Section 8.1.2 to suspend the use of a Registration Statement, this period shall be extended one day for each day that the use of a Registration Statement is suspended; (b) furnish such number of prospectuses (including preliminary prospectuses) and other documents as a Holder from time to time may reasonably request; (c) prepare and file with the SEC amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be reasonably necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and (d) notify each Holder of Registrable Securities covered by such Registration Statement at any time when, to the knowledge of the Company, a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     8.6  Information Furnished by Holder.  It shall be a condition precedent of
          -------------------------------
the Company's obligations under this Section 8 that each Holder of Registrable Securities included in any registration (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting agreement executed in connection with such arrangement and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements or reasonably requested by the Company.

     8.7  Indemnification.
          ---------------

          8.7.1   Company's Indemnification of Holders.  To the extent permitted
                  ------------------------------------
by law, the Company will indemnify each Holder, each of its officers, directors and general partners, and each person controlling such Holder (collectively "Indemnified Parties"), with respect to any registration, qualification or compliance of Registrable Securities effected pursuant to this Agreement, against all claims, losses, damages, liabilities or expenses (or actions in respect thereof) incurred by an Indemnified Party (collectively "Losses") arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, form of prospectus or in any amendment or supplement thereof or in any preliminary prospectus prepared by or on behalf of the Company (including any related Registration Statement) incident to any such registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, or any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and the Company will reimburse each such Indemnified Party for any reasonable out-of-pocket expenses actually incurred, as incurred, in connection with investigating or defending any such Losses (provided that the Indemnifying Party shall not be liable for legal fees after it assumes the defense of the action in accordance with Section 8.7.3, except to the extent that the Indemnified Party hires separate counsel as a result of a conflict as described in Section 8.7.3); provided, however, that the indemnity contained in this Section 8.7.1 shall not apply to amounts paid in settlement of any Losses if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); provided, further, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon any untrue statement (or alleged untrue statement) or omission based upon written information furnished to the Company by such Holder, its officers, directors, general partners, or controlling person for use in connection with the offering of securities of the Company; and provided further that the Company will not be liable in any such case to the extent any such Losses arise out of or are based upon the failure of such Holder to comply with the prospectus delivery requirements of the Securities Act.

     8.7.2  Holder's Indemnification of Company.  To the extent permitted
            -----------------------------------
by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its stockholders, directors and officers, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and general partners and each person controlling such other Holder, against all Losses arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document (including any related Registration Statement) incident to any such registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration, qualification or compliance; and such Holder will reimburse the Company, such other Holders, such stockholders, directors, officers, partners, persons, underwriters or control persons for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such Losses (provided that the indemnifying party shall not be liable for legal fees after it assumes the defense of the action in accordance with Section 8.7.3, except to the extent that the indemnified party hires separate counsel as a result of a conflict as described in Section 8.7.3); provided, however, that in the case of a misstatement or omission, such obligation shall apply only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder for use in connection with the offering of securities of the Company; provided that the indemnity contained in this
Section 8.7.2 shall not apply to amounts paid in settlement of any such Losses if settlement is effected without the consent of the Holder (which consent shall not unreasonably be withheld).

          8.7.3  Indemnification Procedure.  Promptly after receipt by an
                 -------------------------
Indemnified Party under this Section 8.7 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8.7, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim, jointly with any other indemnifying party similarly noticed; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if in the opinion of counsel to the indemnified party there is a legal conflict between the position of the Company and the Holder in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 8.7, then such party may retain separate counsel to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an Indemnifying Party promptly of the commencement of any such action, if prejudicial to the ability of the Indemnifying Party to defend such action, shall relieve such Indemnifying Party, to the extent so prejudiced, of any liability to the Indemnified Party under this Section 8.7, but the omission so to notify the Indemnifying Party will not relieve such party of any liability that such party may have to any Indemnified Party otherwise than under this
Section 8.7.

     8.8  Transfer of Rights.  Subject to compliance with the transfer
          ------------------
restrictions on the Shares, as set forth in this Agreement and the Charter and Bylaws of the Company, the registration rights set forth in Section 8.1 and 8.2 may be assigned by any Holder to a transferee or assignee acquiring at least 250 Registrable Securities (as adjusted for stock splits and similar events) not sold to the public; provided, however, that the Company must receive written notice at least five Business Days prior to said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and a written acknowledgement by such transferee of its rights and obligations hereunder.

     8.9  Market Stand-off.  AEW agrees, and AEW shall cause each assignee of
          ----------------
its rights under this Section 8 to so agree, that if so requested by the underwriter in connection with any public offering of securities by the Company, AEW (or such assignee) shall not sell, or make any short sale of, Registrable Securities without the prior written consent of the underwriter for such period of time not to exceed 60 days before the effective date of the registration statement and 360 days after the effective date of the registration statement as may be requested by the underwriter; provided that the Parent and all officers and directors of the Company and substantially all holders of 1% or more of the outstanding Common Stock of the Company are subject to a substantially similar obligation.

9.   MISCELLANEOUS

     9.1  Notices.  All notices, requests and other communications to any party
          -------
hereunder shall be in writing and shall be given (and shall be deemed to have been given upon receipt) if delivered in person and shall be deemed to have been given (a) one Business Days after transmission of a facsimile, telegram, telex, or (b) two Business Days after deposit in United States registered or certified mail (postage prepaid, return receipt requested) or (c) one Business Day after delivery to a reputable overnight courier, to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.1):


                     If to AEW, to:    AEW PARTNERS II, L.P.
                                       c/o Aldrich Eastman Waltch
                                       225 Franklin Street
                                       Boston, Massachusetts  02110
                                       Attn:  J. Grant Mohanon, Jr.
                                       Facsimile:  (617) 261-9555

                    With a copy to:    Patrick J. Sullivan
                                       Aldrich Eastman Waltch
                                       225 Franklin Street
                                       Boston, Massachusetts 02110
                                       Facsimile:  (617) 261-9555

                                                         and

                                       Heller Ehrman White & McAuliffe
                                       333 Bush Street
                                       San Francisco, California  94104
                                       Attention:  Brian Smith
                                       Facsimile:  (415) 772-6268

If to the Company, Parent              Health Science Properties, Inc.
or Subsidiary, to:                     251 S. Lake Avenue, Suite 535
                                       Pasadena, California  90101
                                       Attention:  Joel S. Marcus
                                       Facsimile:  (818) 578-0770

                    With a copy to:    Skadden, Arps, Slate, Meagher & Flom
                                       300 South Grand Avenue, 34th Floor
                                       Los Angeles, California  90071
                                       Attention:  Michael A. Woronoff
                                       Facsimile:  (213) 687-5600

All notices to AEW pursuant to Sections 7.1 and 8 shall be clearly marked on the envelope of any letter and the cover page of any facsimile and the first page of any notice as follows: "IMMEDIATE RESPONSE REQUIRED. DEADLINE FOR REPLY IS _________. FAILURE TO REPLY BY SUCH DATE WILL ELIMINATE AEW'S RIGHTS TO OBJECT."

     9.2  Amendments; No Waivers.  Any provision of this Agreement may be
          ----------------------
amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and AEW or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     9.3  Fees and Expenses.  All costs and expenses incurred in connection with
          -----------------
this Agreement shall be paid by the party incurring such cost or expense; provided that the Company shall pay promptly upon submission of an invoice and reasonably detailed statement the transaction costs, including the reasonable legal and due diligence expenses of AEW, in an amount not to exceed $400,000. AEW acknowledges receipt of $100,000 paid by the Company prior to the date of this Agreement which is intended to be credited against the Company's obligations hereunder. If such amounts are not necessary to satisfy the obligations of the Company hereunder, AEW shall promptly return to the Company any unused portion thereof.

     9.4  Successors and Assigns.  The provisions of this Agreement shall be
          ----------------------
binding upon and inure to the benefit of the parties hereto and, except as otherwise herein provided, their respective successors and assigns. Any shares of Series V Preferred Stock or Common Stock issuable upon conversion of Series V Preferred Stock which are transferred to an Affiliate of AEW in accordance with the provisions of this Agreement shall continue to be deemed to be held by AEW for purposes of determining whether AEW owns the necessary minimum amount of Shares (or Common Stock into which Shares are convertible) and to be subject to the obligations and have the benefits afforded by this Agreement, provided that such Affiliate shall agree in writing to be bound hereunder, which shall include representations, warranties and covenants consistent herewith. The Company will reasonably cooperate with AEW to facilitate any such assignment to an Affiliate. This Agreement shall be binding upon and is solely for the benefit of each of the parties hereto and their permitted respective successors and assigns, and nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     9.5  Governing Law.  This Agreement shall be construed in accordance with
          -------------
and governed by the law of the State of Maryland applicable to agreements made and to be performed entirely within such state.

     9.6  Counterparts; Effectiveness.  This Agreement may be signed in any
          ---------------------------
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     9.7  Severability.  If the application of any provision hereof to either
          ------------
party is held invalid and such party fails to adhere to the requirements of such provision, the other party shall thereafter be relieved of all further obligations and covenants pursuant to this Agreement.

     9.8  Specific Performance.  The parties acknowledge that they would be
          --------------------
irreparably damaged in the event any of the provisions of this Agreement were not performed by the parties in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the parties shall be entitled to an injunction to prevent breaches of this Agreement and to specifically enforce this Agreement and the terms and provisions hereof in any proceeding, in addition to any other remedy to which the parties may be entitled at law or in equity.

     9.9  Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of the Company and AEW set forth in this Agreement shall be true and correct as of the Initial Closing and shall expire one year thereafter, except for the representations and warranties set forth in Sections 4.5, 4.6, 4.7, 4.8,
3.19 and 3.21 which shall remain effective for the appropriate statute of limitations for claims on written contracts, and the representations and warranties set forth in Sections 3.14 and 3.16 shall remain effective until the expiration of the appropriate statute of limitations for any applicable tax claims. After the expiration of such periods, such representations and warranties shall expire and be of no further force and effect, and no claim shall be made with respect to any breach thereof unless a written notice specifying the nature and amount of the claim or claims shall have been delivered by AEW or the Company, as the case may be, with respect thereto on or before the expiration of such period.

     9.10 Bring-Down Certificate.  Two business days prior to each closing of a
          ----------------------
sale of Shares to AEW under this Agreement after the closing of the Initial Shares, the Company and Parent shall deliver to AEW a bring-down certificate in the form attached as Exhibit 9.10 and AEW on the date of each such closing shall
                     ------------
deliver to the Company a certificate affirming its representations and warranties in Sections 4.4, 4.7 and 4.8 as if made on the date of such closing, in each case subject to the exceptions set forth therein.

     9.11 Costs and Expenses of Litigation.  In the event that any dispute
          --------------------------------
arises between the parties hereto and the parties resort to litigation to settle such dispute, then the non-prevailing party in such litigation shall pay the reasonable costs and expenses incurred by the prevailing party in connection with such litigation, including, without limitation, reasonable attorney and witness fees.

     9.12 Entire Agreement.  This Agreement, including the Disclosure Schedule
          ----------------
and Exhibits, represents the entire agreement between the parties relating to the subject matter hereof and supersedes all prior and contemporaneous negotiations, understandings, agreements and correspondence relating hereto.


                         [TEXT CONTINUED ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

HEALTH SCIENCE PROPERTIES, INC.,
a Maryland corporation

     /s/ Joel S. Marcus
By:  ______________________________________
     Name:   Joel S. Marcus
     Title:  Chief Operating Officer


HEALTH SCIENCE PROPERTIES HOLDING CORPORATION, a Maryland corporation

     /s/ Joel S. Marcus
By:  ______________________________________
     Name:   Joel S. Marcus
     Title:  Chief Operating Officer


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                            [SIGNATURES CONTINUED]


AEW PARTNERS II, L.P.,
a Delaware limited partnership


     By:  AEW II, L.P.,
          Its General Partner


          By:  PARTNERS II HOLDINGS, L.P.,
               Its General Partner


               By:  AEW II CORPORATION,
                    a Massachusetts corporation
                    Its General Partner

                    /s/ Patrick J. Sullivan
               By:  ___________________________________
                         Patrick J. Sullivan
                         Its:  Vice President

                                   EXHIBITS
                                   --------


     Exhibit 1.2              Closing Memorandum

     Exhibit 3                Disclosure Schedule

     Exhibits 3.2             Articles of Amendment

     Exhibit 3.6A             Audited Financial Statements

     Exhibit 3.6B             Unaudited Financial Statements

     Exhibit 3.11             Rent Roll

     Exhibit 5.3              Use of Proceeds

     Exhibit 9.10             Bring-Down Certificate

                                  EXHIBIT 1.2

                        HEALTH SCIENCE PROPERTIES, INC.
                        SALE OF SERIES V PREFERRED STOCK
                               CLOSING MEMORANDUM
                               ------------------


TIME AND PLACE OF CLOSING AND PERSONS PRESENT:

          The Closing was held at the offices of Heller Ehrman White & McAuliffe, 601 South Figueroa Street, Los Angeles, California, at 10:00 a.m. local time on __________, 1996.

          The following persons were present at the closing:

          For   HEALTH SCIENCE PROPERTIES, INC.

                Joel Marcus

          For   AEW

                Patrick J. Sullivan

          For   HELLER, EHRMAN, WHITE & McAULIFFE

                Brian D. Smith
                Richard Friedman

          For   SKADDEN, ARPS, SLATE, MEAGHER & FLOM

                Lee Essner
                Jennifer Bensch

          For   MONTGOMERY SECURITIES

DOCUMENTS DELIVERED AT THE INITIAL CLOSING:

          All transactions at the Initial Closing were deemed to have taken place simultaneously, and no transaction was deemed to have been completed until all transactions were completed and all documents were delivered.

A.   Agreements
     ----------
     1.   Series V Preferred Stock Purchase Agreement
     2.   Shareholders Agreement
     3.   Amended Credit Facility -- $XXX Million

B.   Documents Delivered by the Company
     ----------------------------------

     4.   Articles of Amendment
     5.   Amended By-Laws
     6.   Preferred Stock Certificate
     7.   Certificate of Chief Executive Officer of the Company
     8.   Certificate of Secretary of the Company
     9.   Opinion of Skadden, Arps, Slate, Meagher & Flom
     10.  Opinion of Ballard Spahr Andrews & Ingersoll
     11.  Title Insurance

C.   Documents Delivered by AEW
     --------------------------

     12.  Check or wire transfer in the amount of $xx,xxx,xxx
     13.  Certificate of Executive Officer of General Partner

D.   Miscellaneous
     -------------

     14.  Montgomery Release and Receipt
     15.  Realty Capital Release and Receipt
     16.  Resolution Appointing Series V Directors

                                     -ii-